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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Joint Registration Statement on Form S-3 of our report dated February 8, 2002 relating to the financial statements which appears in La Quinta Corporation's and La Quinta Properties' Joint Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 8, 2002 relating to the financial statement schedules, which appears in this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Joint Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
June 28, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS